UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549
                                    ---------

                                    FORM 8-K

                Quarterly Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



For the quarter ended    September 30, 1996  Commission File Number   000-28876

                    CHEM INTERNATIONAL, INC. AND SUBSIDIARIES
             (Exact name of registrant as specified in its charter)


                         Delaware                           13-3035216
            (State or other jurisdiction of              (I.R.S. Employer
            incorporation or organization)              Identification No.)


             201 Route 22
              Hillside, New Jersey                             07205
            (Address of principal executive offices)        (Zip code)


Registrant's telephone number, including area code:               (201) 926-0816
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CHEM INTERNATIONAL, INC. AND SUBSIDIARIES
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
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1.    Effective  December 4, 1996, Chem  International,  Inc. ["Chem"] dismissed
      its  prior  certifying   accountants,   Cornick,  Garber  &  Sandler,  LLP
      ["Cornick"]  and  retained  as  its  new  certifying  accountants,   Moore
      Stephens, P.C. Cornick's report on Chem's financial statements during the most recent fiscal year contained no adverse opinion or a disclaimer of opinion, and was not qualified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by Chem's Board of Directors.

      During the last fiscal year, there were no disagreements between Chem and Cornick on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Cornick, would have caused it to make a reference to the subject matter of disagreement in connection with its report.

      None of the "reportable events" described in Regulation S-B, Item 304(a)(iv) occurred with respect to Chem within the last fiscal year.

2. Effective December 4, 1996, the Company engaged Moore Stephens, P.C. as its principal accountants to audit the Company's financial statements. During the Company's last two most recent fiscal years and the subsequent interim period to date hereof, the Company has not consulted Moore Stephens, P.C. on items which (i) concerned the application of accounting principles to a specified transaction, either complete or proposed or (ii) concerned the subject matter of a disagreement or reportable event with Cornick.

3. The Company has requested Cornick to furnish it with a letter addressed to the Securities and Exchange Commission stating whether Cornick agrees with the statements contained in the first paragraph above. The Company delivered a copy of this Form 8-K report to Cornick on December 6, 1996. The Company will file by amendment, as an Exhibit to this Form 8-K report, a copy of such letter when it is received.


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SIGNATURES
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Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   CHEM INTERNATIONAL, INC. AND SUBSIDIARIES


Date: December 6, 1996             By:/s/ E. Gerald Kay
                                      E. Gerald Kay,
                                       President and Chief Executive Officer


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